UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2023

NAUTICUS ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17146 Feathercraft Lane, Suite 450, Webster, TX 77598

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 942-9069

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Term Loan Agreement

On December 31, 2023, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Senior Secured Term Loan Agreement, dated as of December 31, 2023 (the “First Amendment”), by and among the Company, the subsidiary guarantors (as defined in the First Amendment) and ATW Special Situations II LLC (“ATW II”), a Delaware limited liability company, which amended that certain Senior Secured Term Loan agreement dated as of September 18, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) with ATW II, as collateral agent (as replaced by Acquiom Agency Services LLC, in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited (“Transocean Finance”), ATW Special Situations I LLC (“ATW I”), Material Impact Fund II, L.P. (“MIF”), and RCB Equities #1, LLC (“RCB”), as lenders (collectively, the “Initial Lenders”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Term Loan Agreement.

The First Amendment provided the Company with an incremental loan in the aggregate principal amount of $695,000 (the “December 2023 Incremental Loan”), subject to the terms and conditions set forth in the Term Loan Agreement and the First Amendment. The December 2023 Incremental Loan would be made on the same terms as the Additional Term Loans funded on the Closing Date and be deemed to be Additional Term Loans for all purposes under the Term Loan Agreement.

Common Stock PIPE Securities Purchase Agreement

On December 31, 2023, the Company and ATW Special Situations I LLC, as the purchaser, entered into a Securities Purchase Agreement (the “PIPE SPA”), pursuant to which the purchaser agreed to purchase up to an aggregate of $5,000 of the shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a $2 per share purchase price. The sale of these shares of Common Stock was subject to the terms and conditions set forth in the PIPE SPA and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder as a transaction by an issuer not involving a public offering. As a result of the sale of shares under the PIPE SPA, the conversion prices under the warrants and debentures issued pursuant to the Securities Purchase Agreement (as defined below) were reset to $2 pursuant to their terms, removing future dilutive effects pursuant to the “ratchet” provisions of such warrants and debentures.

Second Lien Restructuring Agreement

In connection with the entry into, and as a condition precedent to the closing of the December 2023 Incremental Loan under the First Amendment, on December 31, 2023, the Company, Nauticus Robotics Holdings, Inc., a Texas corporation (“Nauticus Sub”), other debtor parties joined to the Pledge and Security Agreement from time to time, and the Investors in its capacity as a holder of the Investor Warrant issued pursuant to the Securities Purchase Agreement (as defined below), entered into the Nauticus Second Lien Restructuring Agreement (the “Second Lien Restructuring Agreement”), pursuant to which certain amendments and waivers were made to the Securities Purchase Agreement and the Investor Warrant. The Securities Purchase Agreement means that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, Nauticus Sub, the Investor and certain other investors.

Among other things, the Second Lien Restructuring Agreement provided for, effective immediately following the time of the Company entered into the PIPE SPA: (1) a voluntary adjustment of the Investor Warrant exercise price to $0.0001 for the remaining term of the Investor Warrant, as permitted under the Investor Warrant, and (2) the Investor’s waiver of Section 3(b), in part, of Investor Warrant such that the aggregate underlying shares of the Company’s Common Stock issuable upon exercise of the Investor Warrant (after giving effect to the exercise price adjustment above) would be 1,500,000 shares less in the aggregate of the underlying shares that would have otherwise been triggered by the transactions contemplated by the PIPE SPA.

The foregoing descriptions of the terms of the First Amendment, the PIPE SPA, and the Second Lien Restructuring Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the First Amendment, the PIPE SPA, and the Second Lien Restructuring Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference, insofar as it relates to a material direct financial obligation of the Company.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference. The transactions described herein were undertaken in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Chief Operating Officer

On January 4, 2024, Nicolaus Radford, the Company’s Chief Executive Officer, departed the Company. Also on January 4, 2024, Donnelly Bohan, the Company’s Chief Operating Officer, departed the Company. The Company views Mr. Radford’s and Ms. Bohan’s departures as “terminations without cause” under their respective employment agreements. Pursuant to Mr. Radford’s employment agreement, Mr. Radford was also deemed to have resigned from the Board of Directors of the Company (the “Board”) contemporaneous with his departure from the Company. The Company wishes Mr. Radford and Ms. Bohan well in their future endeavors.

Appointment of Interim Chief Executive Officer

On January 4, 2024, the Board appointed John W. Gibson, Jr. as the Interim Chief Executive Officer and President of the Company, and designated Mr. Gibson as the “principal executive officer.”

Mr. Gibson, age 66, has served as the President of the Company since October 2023 and as a director of the Company since September 2022, including as Audit Committee Chair until his appointment as President. He previously served as Chairman of the Board of Directors, Chief Executive Officer and President of Flotek Industries from January 2020 to January 2023. Mr. Gibson is a recognized leader with more than 35 years of global experience in the energy technology, oil and gas services and exploration and production sectors of the energy industry. Prior to Flotek, from May 2017 to December 2019, Mr. Gibson was the Chairman of Energy Technology at Tudor, Pickering, Holt & Company, an energy-focused investment bank headquartered in Houston. In this role, he led a team focused on opportunities in emerging oil and gas technologies. From July 2010 to May 2015, Mr. Gibson served as President and Chief Executive Officer of Tervita Corporation, a major Canadian-based environmental and oilfield services company, where he successfully executed a $2.6 billion debt restructuring, coincident with an aggressive growth and diversification strategy. Prior to Tervita, Mr. Gibson’s other roles included serving as President and Chief Executive Officer of Paradigm Geophysical and Landmark Graphics Corporation, as well as President of Halliburton Company’s Energy Services Group. Mr. Gibson also served as the former head of subsurface research at Chevron Corporation and as a director of Bluware Inc. Mr. Gibson holds a Bachelor of Science in Geology from Auburn University and Master of Science in Geology from the University of Houston.

Mr. Gibson’s compensation did not change as a result of this appointment. Mr. Gibson does not have any family relationship with any current director or executive officer of the Company, and, except as described above, there are no other arrangements or understandings with any other person pursuant to which Mr. Gibson was appointed as Interim Chief Executive Officer of the Company.

Item 8.01 Other Events

Employee Furlough

On January 4, 2024, the Company furloughed 14 employees in order to align the staffing of the Company with its current business and liquidity needs and fundraising efforts. During the furlough, the affected employees will not be allowed to work on Company matters and will not receive salary or wages. The Company will continue to pay certain benefits for the affected employees. The Company cannot predict the duration of the furlough and may bring back employees at different times depending on the needs of the Company.

Reduction of Board Size

In connection with the previously-announced resignation of Mark Mey as a director on the Board, and the resignation of Nicolaus Radford as a director on the Board as mentioned above, on January 4, 2024, the Board reduced the size of the Board to seven directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	First Amendment to Senior Secured Term Loan Agreement dated December 31, 2023
10.2	Securities Purchase Agreement dated December 31, 2023
10.3	Nauticus Second Lien Restructuring Agreement dated December 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024	Nauticus Robotics, Inc.

	By:	/s/ John W. Gibson, Jr.
		Name:	John W. Gibson, Jr.
		Title:	Interim Chief Executive Officer

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